Exhibit 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 2Q2025 RESULTS
— — —
GAAP DILUTED EPS OF $0.51, ADJUSTED1 EPS OF $0.51
GAAP NET REVENUES OF $1,480 MILLION, ADJUSTED NET REVENUES OF $1,480 MILLION
GREENWICH, CT, July 17, 2025 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, announced results for the quarter ended June 30, 2025.
Reported and adjusted diluted earnings per share were both $0.51 for the current quarter. For the year-ago quarter, reported diluted earnings per share2 were $0.41 and $0.44 as adjusted.
Reported and adjusted net revenues were both $1,480 million for the current quarter. For the year-ago quarter, reported net revenues were $1,230 million and $1,290 million as adjusted.
Reported and adjusted income before income taxes were both $1,104 million for the current quarter. For the year-ago quarter, reported income before income taxes was $880 million and $940 million as adjusted.
Financial Highlights
(All comparisons are to the year-ago quarter.)
•	Commission revenue increased 27% to 516 million on higher customer trading volumes. Customer trading volume in stocks, options and futures increased 31%, 24% and 18%, respectively.

•
Net interest income increased 9% to $860 million on higher average customer credit balances and securities lending activity. Net interest income includes an approximately $26 million one-time credit related to recovery of taxes withheld at source.

•	Other fees and services decreased 9% to $62 million, led by a decrease of $7 million in risk exposure fees, which was partially offset by a $2 million increase in FDIC sweep fees.

•
Execution, clearing and distribution fees increased 1% to $116 million, driven by a new FINRA Consolidated Audit Trail (“CAT”) fee initiated during the fourth quarter of 2024 and higher customer trading volumes in stocks, options and futures, mostly offset by greater capture of liquidity rebates from certain exchanges.

•	General and administrative expenses increased 17% to $61 million, driven primarily by an increase of $8 million in advertising expenses.

•	Pretax profit margin for the current quarter was 75% both as reported and as adjusted. For the year-ago quarter, pretax margin was 72% as reported and 73% as adjusted.

•	Total equity of $18.5 billion.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.08 per share. This dividend is payable on September 12, 2025, to shareholders of record as of September 1, 2025.

1 See the reconciliation of non-GAAP financial measures starting on page 10.
2 Prior period share and per share amounts have been retroactively adjusted to reflect the four-for-one forward stock split, effected in the form of a stock dividend, on June 17, 2025.

Business Highlights
(All comparisons are to the year-ago quarter.)
•	Customer accounts increased 32% to 3.87 million.
•	Customer equity increased 34% to $664.6 billion.
•	Total DARTs[3] increased 49% to 3.55 million.
•	Customer credits increased 34% to $143.7 billion.
•	Customer margin loans increased 18% to $65.1 billion.

Other Items
Other income increased $78 million to a gain of $42 million. This gain mainly comprised (1) the non-recurrence of a loss of approximately $48 million on positions taken over as a customer accommodation due to a technical issue at the New York Stock Exchange that occurred on the morning of June 3, 2024; (2) $17 million related to our principal trading and investing activities; and (3) $15 million related to our currency diversification strategy.
In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy increased our comprehensive earnings by $301 million, as the U.S. dollar value of the GLOBAL increased by approximately 1.62%. The effects of the currency diversification strategy are reported as components of (1) Other Income (loss of $5 million) and (2) Other Comprehensive Income (gain of $306 million).
Conference Call Information:
Interactive Brokers Group, Inc. will hold a conference call with investors today, July 17, 2025, at 4:30 p.m. ET to discuss its quarterly results. Members of the public who would like to listen to the conference call should register at https://register-conf.media-server.com/register/BI1980d5d059964abab3dd6c86da65d04e to obtain the dial-in details. The number should be dialed approximately ten minutes prior to the start of the conference call. The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.
About Interactive Brokers Group, Inc.:
Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities, foreign exchange, and forecast contracts around the clock on over 160 markets in numerous countries and currencies from a single unified platform to clients worldwide. We serve individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation have enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. Interactive Brokers has consistently earned recognition as a top broker, garnering multiple awards and accolades from respected industry sources such as Barron's, Investopedia, Stockbrokers.com, and many others.

3 Daily average revenue trades (DARTs) are based on customer orders.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.
For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, investor-relations@ibkr.com or Media: Rob Garfield, media@ibkr.com.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2025	2024	2025	2024
	(in millions, except share and per share data)

Revenues:
Commissions	$516	$406	$1,030	$785
Other fees and services	62	68	140	127
Other income (loss)	42	(36)	107	(18)
Total non-interest income	620	438	1,277	894

Interest income	1,891	1,828	3,609	3,588
Interest expense	(1,031)	(1,036)	(1,979)	(2,049)
Total net interest income	860	792	1,630	1,539
Total net revenues	1,480	1,230	2,907	2,433

Non-interest expenses:
Execution, clearing and distribution fees	116	115	237	216
Employee compensation and benefits	163	146	317	291
Occupancy, depreciation and amortization	24	25	48	51
Communications	11	10	21	20
General and administrative	61	52	123	102
Customer bad debt	1	2	2	7
Total non-interest expenses	376	350	748	687

Income before income taxes	1,104	880	2,159	1,746
Income tax expense	98	71	189	142

Net income	1,006	809	1,970	1,604
Net income attributable to noncontrolling interests	782	630	1,533	1,250

Net income available for common stockholders	$224	$179	$437	$354

Earnings per share[1]:
Basic	$0.51	$0.42	$1.00	$0.82
Diluted	$0.51	$0.41	$0.99	$0.82

Weighted average common shares outstanding[1]:
Basic	438,457,863	430,876,080	437,083,330	429,579,700
Diluted	441,439,924	434,507,344	440,459,081	433,552,552

1 Prior period share and per share amounts have been retroactively adjusted to reflect the four-for-one forward stock split, effected in the form of a stock dividend, on June 17, 2025.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2025	2024	2025	2024
	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$224	$179	$437	$354
Other comprehensive income:
Cumulative translation adjustment, before income taxes	79	(2)	107	(28)
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income (loss), net of tax	79	(2)	107	(28)
Comprehensive income available for common stockholders	$303	$177	$544	$326

Comprehensive earnings per share[1]:
Basic	$0.69	$0.41	$1.24	$0.76
Diluted	$0.69	$0.41	$1.23	$0.75

Weighted average common shares outstanding[1]:
Basic	438,457,863	430,876,080	437,083,330	429,579,700
Diluted	441,439,924	434,507,344	440,459,081	433,552,552

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$782	$630	$1,533	$1,250
Other comprehensive income - cumulative translation adjustment	227	(8)	306	(84)
Comprehensive income attributable to noncontrolling interests	$1,009	$622	$1,839	$1,166

1 Prior period share and per share amounts have been retroactively adjusted to reflect the four-for-one forward stock split, effected in the form of a stock dividend, on June 17, 2025.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

			June 30, 2025	December 31, 2024
			(in millions)

Assets
Cash and cash equivalents			$4,688	$3,633
Cash - segregated for regulatory purposes			45,057	36,600
Securities - segregated for regulatory purposes			36,972	27,846
Securities borrowed			10,145	5,369
Securities purchased under agreements to resell			9,529	6,575
Financial instruments owned, at fair value			3,856	1,924
Receivables from customers, net of allowance for credit losses			65,346	64,432
Receivables from brokers, dealers and clearing organizations			4,074	2,196
Other assets			1,808	1,567
Total assets			$181,475	$150,142

Liabilities and equity

Liabilities
Short-term borrowings			$8	$14
Securities loaned			21,229	16,248
Financial instruments sold but not yet purchased, at fair value			494	293
Other payables:
Customers			138,417	115,343
Brokers, dealers and clearing organizations			1,682	476
Other payables			1,127	1,171
			141,226	116,990
Total liabilities			162,957	133,545

Equity
Stockholders' equity			4,825	4,280
Noncontrolling interests			13,693	12,317
Total equity			18,518	16,597
Total liabilities and equity			$181,475	$150,142

	June 30, 2025		December 31, 2024[1]
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	441,569,584	26.0%	435,726,456	25.8%
Noncontrolling interests (IBG Holdings LLC)	1,254,573,416	74.0%	1,254,573,416	74.2%

Total IBG LLC membership interests	1,696,143,000	100.0%	1,690,299,872	100.0%

1 Prior period share and per share amounts have been retroactively adjusted to reflect the four-for-one forward stock split, effected in the form of a stock dividend, on June 17, 2025.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

EXECUTED ORDER VOLUMES:
(in 000's, except %)

	Customer	%	Principal	%	Total	%
Period	Orders	Change	Orders	Change	Orders	Change
2022	532,064		26,966		559,030
2023	483,015	(9%)	29,712	10%	512,727	(8%)
2024	661,666	37%	63,348	113%	725,014	41%

2Q2024	150,292		13,215		163,507
2Q2025	220,215	47%	28,372	115%	248,587	52%

1Q2025	211,148		28,393		239,541
2Q2025	220,215	4%	28,372	(0%)	248,587	4%

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2022	908,415		207,138		330,035,586
2023	1,020,736	12%	209,034	1%	252,742,847	(23%)
2024	1,344,855	32%	218,327	4%	307,489,711	22%

2Q2024	321,141		55,171		73,734,105
2Q2025	393,051	22%	64,271	16%	96,450,620	31%

1Q2025	383,998		61,869		93,934,241
2Q2025	393,051	2%	64,271	4%	96,450,620	3%

CUSTOMER
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2022	873,914		203,933		325,368,714
2023	981,172	12%	206,073	1%	248,588,960	(24%)
2024	1,290,770	32%	214,864	4%	302,040,873	22%

2Q2024	308,298		54,106		72,480,534
2Q2025	382,195	24%	63,918	18%	95,276,485	31%

1Q2025	369,931		61,381		92,763,867
2Q2025	382,195	3%	63,918	4%	95,276,485	3%

PRINCIPAL TRANSACTIONS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2022	34,501		3,205		4,666,872
2023	39,564	15%	2,961	(8%)	4,153,887	(11%)
2024	54,085	37%	3,463	17%	5,448,838	31%

2Q2024	12,843		1,065		1,253,571
2Q2025	10,856	(15%)	353	(67%)	1,174,135	(6%)

1Q2025	14,067		488		1,170,374
2Q2025	10,856	(23%)	353	(28%)	1,174,135	0%

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

CUSTOMER STATISTICS
Year over Year	2Q2025	2Q2024	% Change
Total Accounts (in thousands)	3,866	2,924	32%
Customer Equity (in billions)[1]	$664.6	$497.2	34%

Total Customer DARTs (in thousands)	3,552	2,386	49%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.65	$3.01	(12%)
Cleared Avg. DARTs per Account (Annualized)	206	187	10%

Consecutive Quarters	2Q2025	1Q2025	% Change
Total Accounts (in thousands)	3,866	3,616	7%
Customer Equity (in billions)[1]	$664.6	$573.5	16%

Total Customer DARTs (in thousands)	3,552	3,519	1%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.65	$2.76	(4%)
Cleared Avg. DARTs per Account (Annualized)	206	220	(6%)

[1]	Excludes non-customers.

[2]	Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2025	2024	2025	2024
	(in millions)
Average interest-earning assets
Segregated cash and securities	$78,693	$60,057	$72,869	$60,595
Customer margin loans	60,928	52,422	62,646	49,538
Securities borrowed	7,027	5,898	5,949	5,633
Other interest-earning assets	14,747	11,218	13,601	10,585
FDIC sweeps[1]	5,226	4,023	5,006	3,942
	$166,621	$133,618	$160,071	$130,293

Average interest-bearing liabilities
Customer credit balances	$129,998	$102,709	$124,010	$101,110
Securities loaned	17,181	13,688	16,659	12,711
Other interest-bearing liabilities	50	1	58	1
	$147,229	$116,398	$140,727	$113,821

Net interest income
Segregated cash and securities, net[2]	$756	$740	$1,419	$1,504
Customer margin loans[3]	709	755	1,484	1,433
Securities borrowed and loaned, net	60	25	70	51
Customer credit balances, net[3]	(857)	(894)	(1,674)	(1,775)
Other net interest income1/4	193	179	356	354
Net interest income[4]	$861	$805	$1,655	$1,567

Net interest margin ("NIM")	2.07%	2.42%	2.09%	2.42%

Annualized yields
Segregated cash and securities	3.86%	4.96%	3.93%	4.99%
Customer margin loans	4.67%	5.79%	4.78%	5.82%
Customer credit balances	2.64%	3.50%	2.72%	3.53%

[1]
Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Net interest income on “Segregated cash and securities, net” for the three and six months ended June 30, 2025, excludes approximately $26 million of interest income, recorded in the consolidated statements of comprehensive income, related to taxes withheld at source in prior periods, which during the current quarter were determined to be fully refundable.

[3]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[4]
Includes income from financial instruments that has the same characteristics as interest, but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income. For the three and six months ended June 30, 2025 and 2024, $9 million, $17 million, $7 million, and $13 million were reported in other fees and services, respectively. For the three and six months ended June 30, 2025 and 2024, $18 million, $34 million, $6 million, and $15 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2025	2024	2025	2024
	(in millions)

Adjusted net revenues[1]
Net revenues - GAAP	$1,480	$1,230	$2,907	$2,433

Non-GAAP adjustments
Currency diversification strategy, net	5	20	(15)	22
Mark-to-market on investments[2]	(5)	40	(16)	51
Total non-GAAP adjustments	-	60	(31)	73
Adjusted net revenues	$1,480	$1,290	$2,876	$2,506

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$1,104	$880	$2,159	$1,746

Non-GAAP adjustments
Currency diversification strategy, net	5	20	(15)	22
Mark-to-market on investments[2]	(5)	40	(16)	51
Total non-GAAP adjustments	-	60	(31)	73
Adjusted income before income taxes	$1,104	$940	$2,128	$1,819

Adjusted pre-tax profit margin	75%	73%	74%	73%

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2025	2024	2025	2024
	(in millions)
Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$224	$179	$437	$354

Non-GAAP adjustments
Currency diversification strategy, net	1	5	(4)	5
Mark-to-market on investments[2]	(1)	10	(4)	13
Income tax effect of above adjustments[3]	0	(3)	2	(4)
Total non-GAAP adjustments	(0)	12	(6)	14
Adjusted net income available for common stockholders	$224	$191	$431	$368

Note: Amounts may not add due to rounding.

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2025	2024	2025	2024
	(in dollars)
Adjusted diluted EPS1/4
Diluted EPS - GAAP	$0.51	$0.41	$0.99	$0.82

Non-GAAP adjustments
Currency diversification strategy, net	0.00	0.01	(0.01)	0.01
Mark-to-market on investments[2]	(0.00)	0.02	(0.01)	0.03
Income tax effect of above adjustments[3]	0.00	(0.01)	0.01	(0.01)
Total non-GAAP adjustments	(0.00)	0.03	(0.01)	0.03
Adjusted diluted EPS	$0.51	$0.44	$0.98	$0.85

Diluted weighted average common shares outstanding	441,439,924	434,507,344	440,459,081	433,552,552

Note: Amounts may not add due to rounding.

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures.
•	We define adjusted net revenues as net revenues adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments[2].
•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments.

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects attributable to IBG, Inc. of our currency diversification strategy and our net mark-to-market gains (losses) on investments.

•	We define adjusted diluted EPS as adjusted net income available for common stockholders divided by the diluted weighted average number of shares outstanding for the period.
Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our currency diversification strategy and our mark-to-market on investments are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.
2 Mark-to-market on investments represents the net mark-to-market gains (losses) on investments in equity securities that do not qualify for equity method accounting, which are measured at fair value; on our U.S. government and municipal securities portfolios, which are typically held to maturity; and on certain other investments.
3 The income tax effect is estimated using the statutory income tax rates applicable to the Company.
4 Prior period share and per share amounts have been retroactively adjusted to reflect the four-for-one forward stock split, effected in the form of a stock dividend, on June 17, 2025.